UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2011

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Asset Purchase Agreement with M.C. Healthcare Products Inc. and Certain of its Affiliates

On December 9, 2011, a newly-formed, wholly-owned subsidiary of Span-America Medical Systems, Inc. (the “Company”), Span Medical Products Canada Inc., a British Columbia corporation (“Span-Canada”), acquired substantially all of the assets of M.C. Healthcare Products Inc., an Ontario corporation with its principal place of business in Beamsville, Ontario (“MC Healthcare”), pursuant to an Asset Purchase Agreement dated December 9, 2011 (the “Asset Purchase Agreement”) by and between the Company, Span-Canada, MC Healthcare, Thompson Contract Supply Company Limited, an Ontario corporation and the sole shareholder of MC Healthcare (“TCSC”), and Ralph Thompson, a natural person and the indirect beneficial owner of a majority of the capital stock of TCSC.  MC Healthcare is a manufacturer and marketer of medical bed frames and related products for the long term care market.

The purchase price consisted of CDN $8,000,000 in cash (US $7,881,773 at the U.S. dollar/Canadian dollar exchange rate quoted in the Wall Street Journal on December 9, 2011), subject to a post-closing working capital adjustment, plus 100,000 shares of the Company’s common stock.  Approximately CDN $1,500,000 of the cash portion of the purchase price under the Asset Purchase Agreement was paid from the Company’s available cash and proceeds of securities held for sale that the Company contributed to the capital of Span-Canada prior to the transaction.  The balance of the cash portion of the purchase price was borrowed under the Company’s Loan Agreement with TD Bank (the “Loan Agreement”).  The issuance of the share consideration was not registered with the Securities and Exchange Commission (the “Commission”) because it was a transaction not constituting a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and was exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

The 100,000 shares of the Company’s common stock described above were placed in escrow pursuant to an Escrow Agreement dated December 9, 2011 with The Canadian Trust Company as escrow agent to secure MC Healthcare’s, TCSC’s and Mr. Thompson’s indemnification obligations under the Asset Purchase Agreement.  MC Healthcare may replace the 100,000 shares subject to the escrow with CDN $1,000,000 in cash at any time.  All then-remaining escrowed shares (or replacement cash) will be released from escrow on May 9, 2013 (18 months after closing) except for an amount equal to the amount of any indemnification claims that remain unresolved at such time.  The Asset Purchase Agreement contains representations, warranties, indemnifications and other provisions that the Company believes are common in transactions of this type.

The foregoing description is qualified in its entirety by the terms and provisions of the Asset Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Restatement of TD Bank Loan Agreement and Related Agreements

On December 9, 2011, in connection with the purchase of MC Healthcare’s assets described above, the Company and TD Bank entered into an amendment and restatement of the Company’s existing Loan Agreement with TD Bank (the “Loan Agreement”).  The Loan Agreement:  (1) provided for a temporary increase in the maximum availability under the loan to $13 million until March 30, 2012 (at which date the maximum availability under the loan will be reduced back to $10 million), (2) extended the maturity date of the Loan Agreement to April 30, 2015, (3) imposes a quarterly unused commitment fee equal to 25 basis points times the average daily balance of unused funds over $5,000,000 committed under the Loan Agreement starting with the fiscal quarter lasting from April 1, 2012 until June 30, 2012, (4) adds Span-Canada as a party to the Loan Agreement and also as a guarantor of the Company’s obligations under the Loan Agreement pursuant to an Unlimited Guaranty, (5) increases the Company’s required Tangible Net Worth Threshold (as defined in the Loan Agreement) to $16 million subject to subsequent increases, and (6) changes the maximum Leverage Ratio (as defined in the Loan Agreement) permitted for the Company from 3.00:1.00 to 2.50:1.00.  The Loan Agreement also has the following terms and provisions that remain unchanged from the original loan agreement:

•
Outstanding loans accrue interest at a variable rate equal to 30-day LIBOR plus a margin ranging from 85 to 165 basis points depending on the Company’s then-applicable leverage ratio (as defined in the credit facility).  The initial margin as of the date of the amendment and restatement is 110 basis points.  Interest is payable monthly.

•
The Loan Agreement remains unsecured; however, the Company remains subject to a Negative Pledge Agreement that generally prohibits the Company from granting liens on any material portion of its assets and requires the Company to grant TD Bank a first-priority, perfected security interest in its accounts, instruments, and chattel paper (each as defined in the South Carolina Uniform Commercial Code) upon TD Bank’s request following the occurrence of an event of default (as defined in the Loan Agreement).

•
The Loan Agreement restricts dividends and stock repurchases by the Company during any fiscal year to an aggregate amount of no more than 50% of the sum of (i) the Company’s income from continuing operations for that fiscal year plus (ii) the absolute value of any aggregate after-tax non-cash and extraordinary losses of the Company for that fiscal year.  If this restriction would not permit the Company to pay the same regular quarterly dividend in any future quarter that it had paid in the immediately preceding quarter, the Company may nevertheless pay the regular quarterly dividend in an amount no greater than the previous’ quarter’s regular dividend so long as the Company remains in compliance with the financial covenants after giving effect to the payment of the dividend.  Dividends and distributions by Span-Canada to the Company are not restricted by the Loan Agreement.

•	The Loan Agreement also contains other restrictive covenants including but not limited to covenants restricting mergers and asset sales, indebtedness, liens, acquisitions and capital expenditures.
•
TD Bank may accelerate the loans under the Loan Agreement upon the occurrence of an event of default.  In addition to other events of default that the Company believes are common, the Loan Agreement is “cross-defaulted” with other agreements for indebtedness of the Company, and TD Bank may declare an event of default if the Company experiences a material adverse change (as defined in the credit facility) which TD Bank reasonably determines will adversely affect the Company’s ability to meet its obligations under the Loan Agreement or the Company experiences certain other conditions significantly or materially impairing its ability to conduct its business.

The foregoing description is qualified in its entirety by the terms and provisions of the Loan Agreement, Amended & Restated Revolving Note, Guaranty and Negative Pledge Agreement, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Lease of M.C. Healthcare Products Inc. Production Facilities from Thompson Contract Supply Company Limited

In connection with its entry into the Asset Purchase Agreement described above, on December 9, 2011, Span-Canada also entered into a 5-year lease (the “Lease”) with TCSC for the manufacturing and office facility used by the MC Healthcare business.  TCSC owns the facility and leased it to MC Healthcare prior to December 9, 2011.  The rentable area of the leased premises is comprised of approximately 50,500 square feet, and monthly rent is CDN $22,095.50.  Span-Canada is also generally liable for ordinary maintenance and repair of the leased premises, taxes and insurance.  Span-Canada has options at the end of the initial 5-year term to (i) renew the lease for another 5-year term with rent at then-current market rates or (ii) purchase the leased premises at the then-current fair market value. The foregoing description is qualified in its entirety by the terms and provisions of the Lease, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Non-Compete Agreements with MC Healthcare, TCSC, Ralph Thompson and William Thompson

Also in connection with its entry into the Asset Purchase Agreement described above, on December 9, 2011, Span-Canada entered into Non-Competition Agreements with each of MC Healthcare, TCSC, Ralph Thompson and his brother William Thompson.  Each agreement generally prohibits the restricted party from competing with the MC Healthcare business or soliciting its customers or suppliers in Canada and the United States for a period of five years. The foregoing description is qualified in its entirety by the terms and provisions of the Non-Competition Agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Collective Bargaining Agreement for MC Healthcare’s Non-Salaried Employees

MC Healthcare was a party to a Collective Agreement effective November 1, 2006 to October 31, 2012 (the “Collective Bargaining Agreement”) with the Sheet Metal Workers’ International Association, Local Union 540 (the “Union”), that became binding on Span-Canada by operation of Canadian law upon Span-Canada’s purchase of MC Healthcare’s assets as described above.  Under the Collective Bargaining Agreement, Span-Canada’s non-salaried employees (currently 33 people) are represented by the Union.  The Collective Bargaining Agreement contains provisions, terms and conditions that the Company believes are customary in collective bargaining agreements of this type, including, among other things, wages, hours, work assignments, management rights, seniority, arbitration and grievance procedures, benefits, vacations and holidays. The foregoing description is qualified in its entirety by the terms and provisions of the Collective Bargaining Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Investors Should Not Rely on Representations and Warranties Contained in Any of the Agreements Described Herein.

The foregoing descriptions of certain provisions of the agreements referenced above that are filed herewith do not purport to be complete and such descriptions and the copies of such documents are not intended to provide any other factual information about the Company, Span-Canada, MC Healthcare or any other party to any of these agreements. Any representations and warranties contained in any of these agreements were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to the applicable agreements, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to these agreements instead of establishing these matters as facts. Investors are not third−party beneficiaries under any of these agreements. In addition, the representations and warranties contained in any of these agreements (i) are qualified by information that the parties thereto have exchanged, (ii) were made only as of the date of the applicable agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties in any of these agreements as characterizations of the actual state of facts or condition of the Company or Span-Canada.  These representations and warranties are not intended to provide any other factual information about the Company without consideration to the entirety of public disclosure set forth in public reports, statements and other filings the Company makes with the Commission.  Business and operational information regarding the Company is available in the reports, statements and other filings the Company makes with the Commission.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The Financial Statements of M.C. Healthcare Products, Inc. will be filed with an amendment to this Current Report on Form 8-K within 71 calendar days of the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed in connection with the transaction described in Item 2.01 of this Current Report on Form 8-K will be filed with an amendment to this Current Report on Form 8-K within 71 calendar days of the date this report on Form 8-K must be filed.

(d)	Exhibits

2.1
Asset Purchase Agreement dated December 9, 2011 by and among the Company, Span Medical Products Canada Inc., M.C. Healthcare Products Inc., Thompson Contract Supply Company Limited and Ralph Thompson.  Schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A list of schedules and exhibits is set forth at the end of the table of contents in the Asset Purchase Agreement.  The Company will furnish the Commission with a copy of any such schedule or exhibit supplementally upon request,

10.1.1	Amended & Restated Loan Agreement dated December 9, 2011 by and between the Company and TD Bank.
10.1.2	Amended & Restated Revolving Note (Increase with Stepdown) dated December 9, 2011 with the Company as Borrower and TD Bank as Lender.
10.1.3	Unlimited Guaranty dated December 9, 2011 of Span Medical Products Canada Inc. to TD Bank.
10.1.4	Negative Pledge Agreement dated December 9, 2011 of the Company to TD Bank.
10.2	Lease dated December 9, 2011 between Span Medical Products Canada Inc. and Thompson Contract Supply Company Limited.
10.3.1	Non-Competition Agreement dated December 9, 2011 by and between the Company and M.C. Healthcare Products Inc.
10.3.2	Non-Competition Agreement dated December 9, 2011 by and between the Company and Thompson Contract Supply Company Limited
10.3.3	Non-Competition Agreement dated December 9, 2011 by and between the Company and Ralph Thompson
10.3.4	Non-Competition Agreement dated December 9, 2011 by and between the Company and William Thompson
10.4
Collective Agreement Effective November 1, 2006 to October 31, 2012 between Span Medical Products Canada Inc., as successor by operation of law to M.C. Healthcare Products Inc., and Sheet Metal Workers’ International Association, Local Union 540.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: December 15, 2011
	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer